                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Rockville Financial, Inc. on Form S-1 of our report dated March 1, 2004 on the consolidated financial statements of Charter Oak Community Bank Corp. as of December 31, 2003 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Hartford, Connecticut
December 16, 2004